SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under Rule 14a-12

                         The Jefferson Fund Group Trust
           ----------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

           ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.      Title of each class of securities to which transaction applies:

2.      Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.      Proposed maximum aggregate value of transaction:

5.      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.      Amount Previously Paid:

2.      Form, Schedule or Registration Statement No.:

3.      Filing Party:

4.      Date Filed:

Notice of Special Meeting of Shareholders
Of The Jefferson REIT Fund
To be Held February 28, 2002

To Shareholders of The Jefferson REIT Fund:

       We invite you to attend a special meeting of shareholders of the Jefferson REIT Fund, the sole portfolio of The Jefferson Fund Group Trust, on Thursday, February 28, 2002, at 10:00 a.m. (Central Standard Time), at 2901 Butterfield Road, Oak Brook, Illinois 60523. As we describe in the accompanying proxy statement, the shareholders will vote on (1) a proposal to approve a new investment advisory agreement for the Fund; (2) a proposal to approve a change in the fundamental investment restrictions of the Fund to permit the Fund to invest in publicly-traded securities of companies engaging in whole or in part in oil, gas or any other mineral exploration or development leases or programs; and (3) on any other business that properly comes before the special meeting.

       We have enclosed a proxy card with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the special meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the special meeting, you can revoke your proxy and vote your shares in person if you choose.

       We look forward to seeing you at the special meeting.

                                               THE JEFFERSON FUND GROUP TRUST



                                               -------------------------------
                                               Richard Imperiale
                                               Secretary
Milwaukee, Wisconsin
February ___, 2002

                           FREQUENTLY ASKED QUESTIONS


Q:    Why have I received this proxy statement?

      Our trustees have sent you this proxy statement, starting around February ___, 2002 to ask for your vote as a shareholder of the Jefferson REIT Fund.

Q:    What am I voting on?

      You will vote on the following proposals if you owned shares of the Fund on the record date of the special meeting:

      Proposal No.    Description

           1 Approval of a new investment advisory agreement for the Fund.

           2 Approval of a change in the fundamental investment restrictions of the Fund.

      Our trustees are not aware of any other matter that will be presented to you at the special meeting.

Q:    Who is entitled to vote?

      If you owned shares of the Fund as of the close of business on the record date, January 31, 2002, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:    Do I need to attend the special meeting in order to vote?

      No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:    How will proxies be solicited?

      We will solicit proxies by mail. In addition, certain of our officers and employees may solicit by telephone, telegraph and personally. We will not pay these officers and employees specifically for soliciting proxies. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material.

Q:    How many shares of the Fund's stock are entitled to vote?

      As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting were _______________.

Q:    What happens if the special meeting is adjourned?

      The special meeting could be adjourned if, for example, a quorum does not exist. For purposes of any adjournment, proxies will be voted "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:    What constitutes a quorum?

      A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. With respect to the proposals, a quorum is present if one-third of the votes of the shares of the Fund entitled to be cast are present in person or by proxy.

      However, approval of the proposals will require the lesser of more than one-half of the Fund's outstanding shares voting in favor of the proposals (whether by proxy or in person) or more than one-half of the Fund's outstanding shares being present in person or by proxy at the special meeting, with 67% or more of those present voting in favor of the proposals.

Q:    What happens if I sign and return my proxy card but do not mark my vote?

      Richard Imperiale and Byron K. Crowe as proxies, will vote your shares to approve the new investment advisory agreement and to approve the change in the fundamental investment restrictions of the Fund.

Q:    May I revoke my proxy?

      You may revoke your proxy at any time before it is exercised by giving notice of your revocation to us in writing (by subsequent proxy or otherwise). Your presence at the special meeting does not itself revoke your proxy.

Q:    Who will count the votes?

      Management of The Jefferson Fund Group Trust will count the votes and act as inspector of elections.

Q:    How can I obtain a copy of the annual report?

      You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Jefferson Fund Group Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, Attention Corporate Secretary, or by calling 1-800-216-9785. We will furnish these copies free of charge.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of shares of the Fund as of the record date by: (a) each named executive officer and trustee; (b) all of the named executive officers and trustees as a group; and (c) each person or entity known by the Trust to own beneficially more than 5% of the shares of the Fund:

       Name and (Respecting 5% Holders)              Number of Shares                Percentage
          Address of Beneficial Owner               Beneficially Owned               Ownership
Inland Real Estate Investment Corporation                   _____                        _____%
2901 Butterfield Road
Oak Brook, IL 60523

J. Michael Borden                                           _____                        _____
Byron K. Crowe                                              _____                        _____
Lawrence E. Harb                                            _____                        _____
Richard Imperiale                                           _____                        _____
F.L. Kirby                                                  _____                        _____
John L. Komvies                                             _____                        _____
Lawrence Kujawski                                           _____                        _____
Roberta S. Matlin                                           _____                        _____
Robert D. Parks                                             _____                        _____
Officers and trustees as a group (9 persons)                _____                        _____

----------
*        Less than 1%.

          PROPOSAL NO. 1: APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

       General. Inland Investment Advisors, Inc. ("Inland"), an Illinois corporation, is the investment adviser to the Fund, pursuant to an investment advisory agreement that became effective on October 29, 2001 (the "Present Advisory Agreement"). The shareholders of the Fund approved the Present Advisory Agreement on October 16, 2001.

       Inland became the investment adviser to the Fund on June 1, 2001, pursuant to an interim investment advisory agreement that terminated upon the effective date of the Present Advisory Agreement. Prior to June 1, 2001, Uniplan, Inc acted as the investment adviser to the Fund, pursuant to an investment advisory agreement that was entered into at the inception of the Fund.

       On January 24, 2002, the trustees, including the trustees who are not "interested persons" of the Trust or Inland as defined by the Investment Company Act of 1940, as amended (the "Independent Trustees"), voted to approve a new investment advisory agreement between the Fund and Inland (the "Proposed Advisory Agreement"). The Proposed Advisory Agreement contains substantially the same terms and conditions as the Present Advisory Agreement except that the performance fee adjustment provided for in the Present Advisory Agreement is eliminated.

       The Proposed Advisory Agreement must be submitted to a vote of the shareholders of the Fund for approval before becoming effective. If the Proposed Advisory Agreement is approved by the Fund's shareholders, it will become effective on March 1, 2002. If the Proposed Advisory Agreement is not approved, then the Present Advisory Agreement will continue in effect at least until October 29, 2002 unless otherwise terminated earlier pursuant to its terms.

       Description of Inland. Inland's address is 2901 Butterfield Road, Oak Brook, IL 60523. Inland supervises and manages the investment portfolio of the Fund. It also directs the purchase or sale of investment securities in the day-to-day management of the Fund (subject to such policies as the trustees of the Trust may determine).

       Inland is a wholly-owned indirect subsidiary of The Inland Group, Inc. and registered as an investment adviser with the Securities and Exchange Commission, effective March 20, 2001. Inland's investment committee is jointly and primarily responsible for the day-to-day management of the Fund's portfolio. Inland had not previously managed an investment portfolio of a registered investment company. The Inland Group, Inc. was formed in 1968 and is a fully integrated real estate and financial organization providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The Inland Group, Inc. is controlled by Mr. Daniel L. Goodwin, its Chairman of the Board and Chief Executive Officer. His address is 2901 Butterfield Road, Oak Brook, Illinois 60523.

       Ms. Roberta S. Matlin, a trustee of the Trust, is the President and a director of Inland. Ms. Matlin also serves as Senior Vice President of Inland Real Estate Investment

Corporation, President of Intervest Southern Real Estate Corporation, Vice President of Administration of Inland Retail Real Estate Trust, Inc. and Vice President of Inland Securities Corporation. Mr. Robert D. Parks, a trustee of the Trust, is a director of Inland and The Inland Group, Inc. Mr. Parks also serves as Chairman of the Board, President and Chief Executive Officer of Inland Real Estate Corporation and Chairman of the Board and Chief Executive Officer of Inland Retail Real Estate Trust, Inc. The only other director of Inland is Ms. Brenda Gujral, who is also Vice President of Inland and President of Inland Real Estate Investment Corporation and Inland Securities Corporation. The address of each of these individuals is 2901 Butterfield Road, Oak Brook, Illinois 60523.

       Discussion. The Proposed Advisory Agreement for the Fund contains substantially the same terms and conditions as the Present Advisory Agreement other than the elimination of the performance fee. Pursuant to the Present Advisory Agreement and the Proposed Advisory Agreement, Inland provides investment advisory and administrative services to the Fund. Inland also provides the Fund with office space, equipment and executive personnel necessary for managing the investments of the Fund.

       Under the Proposed Advisory Agreement, Inland receives, for its services to the Fund, a fee calculated daily and paid at the end of each calendar month, at a rate equal on an annual basis to 1.00% of the Fund's average daily net assets. Under the Present Advisory Agreement, Inland receives, for its services to the Fund, a fee calculated daily and paid at the end of each calendar month, at a rate equal on an annual basis to 1.00% of the Fund's average daily net assets (the "Base Fee") minus or plus a fee based on the performance of the Class A Shares of the Fund relative to the National Association of Real Estate Investment Trust Composite Index (the "Index") for the previous twelve month period (the "Performance Fee"). The Performance Fee is a positive or negative amount equal to 15% (rounded to the third decimal place) of the difference between the performance of the Class A Shares and the performance of the Index for the previous twelve month period; provided that under the Present Advisory Agreement, the annual total fee paid to Inland will not be higher than 1.50% of the average daily net assets of the Fund nor lower than 0.50% of the average daily net assets of the Fund. If the Proposed Advisory Agreement is approved, Inland will receive the minimum advisory fee for the four months ending February 28, 2002.

       The following table sets forth the fee rate for the Present Advisory Agreement given various performance assumptions:

      Fee Rate                Difference Between Class A and Index

        1.50%                          333 basis points
        1.45%                          300 basis points
        1.38%                          250 basis points
        1.30%                          200 basis points
        1.23%                          150 basis points
        1.15%                          100 basis points
        1.08%                           50 basis points
        1.00%                            0 basis points
        0.93%                          -50 basis points
        0.85%                         -100 basis points
        0.78%                         -150 basis points
        0.70%                         -200 basis points
        0.63%                         -250 basis points
        0.55%                         -300 basis points
        0.50%                         -333 basis points


       Inland has agreed to reimburse the Fund for expenses in excess of 2.50% of the Fund's average daily net assets regardless of whether the Present Advisory Agreement or the Proposed Advisory Agreement is in effect. Inland's reimbursement commitment is terminable on sixty (60) days notice.

       During the fiscal year ended October 31, 2001 (for the period Inland acted as investment adviser, June 1, 2001 through October 31, 2001), the aggregate investment advisory fees paid to Inland were $8,755. During this period, for its services to the Fund, Inland received a fee calculated daily and paid at the end of each calendar month, at a rate equal on an annual basis to 0.60% of the Fund's average daily net assets.

       The Present Advisory Agreement and the Proposed Advisory Agreement each remain in effect as long as continuance is specifically approved at least annually (a) by the trustees of the Trust, or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund; and (b) by the vote of a majority of the Independent Trustees who are not parties to the agreement in person at a meeting called for the purpose of voting on such approval. Each of the Present Advisory Agreement and the Proposed Advisory Agreement provides that it may be terminated at any time, without the payment of any penalty, by the trustees of the Trust or by vote of a majority of the Fund's shareholders, on sixty (60) days written notice to Inland and by Inland on the same notice to the Fund, and that it will be automatically terminated if it is assigned within the meaning of the Investment Company Act of 1940. Under the Investment Company Act of 1940 transactions that do not result in a change of actual control or management of an investment adviser are not assignments.

       Each of the Present Advisory Agreement and the Proposed Advisory Agreement provides that Inland will not be liable to the Fund or its shareholders for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties. Each of the Present Advisory Agreement and the Proposed Advisory Agreement also provides that Inland and its officers, directors and employees, may engage in other businesses, devote time and attention to any other business whether of a similar or dissimilar nature, and render services to others.

       The foregoing description of the Proposed Advisory Agreement is qualified in its entirety by reference to Annex A.

       Expenses. It is impossible to predict the impact of eliminating the Performance Fees, if approved. The future impact of eliminating the Performance Fee will depend on many different factors and may represent an increase or decrease from the Fund's aggregate investment advisory fee under the Present Advisory Agreement, depending on the Fund's performance relative to the Index. Since the Present Advisory Agreement has been in effect for only approximately three months, no Performance Fee has been paid to date.

       The following table shows the actual operating expenses expressed as a percentage of average net assets incurred by the Fund during the fiscal year ended October 31, 2001 had the Present Advisory Agreement been in effect for such period (the Present Advisory Agreement is substantially identical to the Proposed Advisory Agreement, other than the compensation rate) and the expenses expressed as a percentage of average net assets that would have been incurred had the Proposed Advisory Agreement been in effect for such period:

                                                 Most Recent
                                               Fiscal Year End         Pro Forma
     Management Fees                                1.50%(3)            1.00%
     12b-1 Fees                                     0.25%               0.25%
     Other Expenses (1)                             4.68%               4.68%
     Total Fund Operating Expenses (2)              6.43%               5.93%

---------------
(1) Other Expenses for the Fund are based on amounts for the fiscal year ended October 31, 2001, but do not reflect expense reimbursement obligations that were in effect during such period.

(2) Total Fund Operating Expenses for the Fund are based on amounts for the fiscal year ended October 31, 2001, but do not reflect expense reimbursement obligations that were in effect during such period. The Total Fund Operating Expenses of the Fund after expense reimbursements were 2.50%, Inland is obligated to reimburse the Fund for its expenses to the extent necessary to insure that Total Fund Operating Expenses do not exceed 2.50%. This expense reimbursement terminates in the event Inland ceases to be the investment adviser to the Fund.

(3) The figure shown reflects the maximum investment advisory fee to which Inland may be entitled under the performance fee arrangement. This maximum fee is applicable only if the Fund out performs the Index by 333 basis points (3.33%). If the Fund under performs the Index by 333 basis points (-3.33%), then the investment advisory fee would be 0.50%, with Total Fund Operating Expenses of 5.43% (not including the expense reimbursement).

       Example. This "Example" is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds under the Present Advisory Agreement and under the Proposed Advisory Agreement. The Example assumes that you invest

$10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of these periods. The Example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your cost would be:

                                              1 Year          3 Years       5 Years        10 Years

Present Advisory Agreement (1)(2)             $1,153          $2,334         $3,481         $6,209
Proposed Advisory Agreement (1)               $1,108          $2,208         $3,288         $5,900

-------------------
(1)    This Example does not reflect any expense reimbursement obligations of the Fund's adviser.

(2) Assumes for each year represented that the Fund out performs the Index by 3.33% and, thus, the maximum Performance Fee is paid to Inland (if the Fund out performs the Index by 3.33% the return may be higher or lower than the 5% return used in this Example). If the Fund under performs the Index by -3.33%, then the 1-year, 3-year, 5-year and 10-year expenses would be $1,062, $2,079, $3,088 and $5,572, respectively.

       The purpose of the Example and table is to assist you in understanding how the various costs and expenses of the Fund will change as a result of the Proposed Advisory Agreement. The Example should not be considered a representation of past or future expenses. The Fund's actual expenses and investment performance vary from year to year and will result in expenses that may be higher or lower than those shown above.

       Required Vote. The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required for the approval of the Proposed Advisory Agreement. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of
(a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the Proposed Advisory Agreement if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the Proposed Advisory Agreement.

       Recommendation. The trustees have approved adopting the Proposed Advisory Agreement. In doing so, they considered the following factors:

       o The Proposed Advisory Agreement is substantially identical to the Present Advisory Agreement.

       o      Inland's agreement to maintain the maximum 2.50% expense ratio.

       o Whether the Performance Fee was confusing to potential investors in the Fund and their financial advisers.

       o Whether other funds and fund advisors are utilizing performance fee adjustments.

       o The fairness of the Basic Fee (1.00%) without the performance fee adjustment.

       o The administrative effort required to track the Index and calculate the Performance Fee on an ongoing basis.

       In light of all of these considerations, the trustees decided at their meeting on January 24, 2002 that it would be appropriate and fair to the Fund to eliminate the Performance Fee portion of the investment advisory fee.

       The Performance Fee was adopted in October 2001. At that time, both Inland and the Fund's trustees believed that having a performance fee adjustment would work as an incentive to Inland to more effectively manage the Fund's investments. The trustees believed it would be appropriate to reward Inland if it out performed the Index and to penalize Inland if it failed to do so.

       While, the trustees and Inland continue to believe that the Performance Fee provides an effective incentive for Inland, they now believe that (i) the administrative effort required to track the Index and calculate the Performance Fee on an ongoing basis is greater than they originally anticipated and (ii) the Performance Fee is confusing to potential investors in the Fund and their financial advisers. In fact, the trustees and Inland believe that there is a low level of current demand for this feature from investment professionals. The trustees and Inland believe these negative aspects of the Performance Fee outweigh the positive aspect of the incentives provided to Inland.

       Based upon their review, the trustees concluded that the Proposed Advisory Agreement is reasonable, fair and in the best interests of the Fund and its shareholders, and that the investment advisory fee provided in the Proposed Advisory Agreement is fair and reasonable. Accordingly, our trustees recommend a vote "for" Proposal No. 1.

    PROPOSAL NO. 2: APPROVAL OF CHANGE IN FUNDAMENTAL INVESTMENT RESTRICTIONS

       Discussion. The Fund proposes to change its policy on investing in oil, gas or other mineral exploration or development leases or programs. The Fund currently has a fundamental investment restriction that prohibits it from investing in any oil, gas or any other mineral exploration or development lease or program. The Investment Company Act of 1940 currently does not contain any equivalent restrictions. The proposed change would allow the Fund to invest in publicly-traded securities of companies engaging, in whole or in part, in oil, gas or any other mineral exploration or development leases or programs. The primary concern of the current investment restriction is with the illiquid nature of private programs. The proposed investment restriction would continue to prohibit investment in private oil, gas or other mineral exploration or development leases or programs.

       There is an element of risk associated with investing in companies that engage in oil, gas or other mineral exploration or development leases or programs because their earnings and dividends can fluctuate significantly due to things like international economic, political and regulatory developments; price fluctuations in the cost of raw materials; and fluctuations in available supplies of raw materials. However, the trustees believe that these risks can be managed through prudent investment practices. Additionally, the trustees believe that changing the Fund's fundamental investment restrictions in this manner will provide flexibility for future contingencies and market developments.

       The trustees do not anticipate that the change to the Fund's policy on investing in oil, gas or other mineral exploration or development leases or programs will materially change the manner in which the Fund is currently managed or the level of investment risk associated with an investment in the Fund.

       Current Investment Restriction. The Fund's current investment restriction relating to investing in oil, gas or other mineral exploration or development leases or programs is as follows:

              "The Fund will not purchase any interest in any oil, gas or any other mineral exploration or development lease or program."

       Proposed Investment Restriction. The investment restriction above would be revised if approved by the shareholders of the Fund, to read in its entirety as follows:

              "The Fund will not purchase any interest in any oil, gas or any other mineral exploration or development lease or program, except that the Fund may, to the extent appropriate to its investment objective, purchase publicly-traded securities of companies engaging in whole or in part in such activities."

       If the proposed change is approved, the Fund will be able to invest in publicly-traded securities of companies engaging in oil, gas or other mineral exploration or development leases or programs, provided that such investment is consistent with the Fund's investment objective.

       Required Vote. The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required for the approval of the change in the fundamental investment restriction. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the Proposed Advisory Agreement if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

       Recommendation. The trustees recommend a vote "for" Proposal No. 2.

                     ADMINISTRATOR and principal underwriter

       The administrator for the Fund is U.S. Bancorp Fund Services, LLC. Its principal office is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

       The principal underwriter and distributor for the Fund is Inland Securities Corporation. Its principal office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

                        RECEIPT OF SHAREHOLDER PROPOSALS

       Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.


                                  OTHER MATTERS

       The trustees know of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.


                                  SOLICITATION

       We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. Also, we will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund.

       You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Jefferson Fund Group Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, Attention Corporate Secretary, or by calling 1-800-216-9785. We will furnish these copies free of charge.

                                               THE JEFFERSON FUND GROUP TRUST



                                               -------------------------------
                                               Richard Imperiale
                                               Secretary
Milwaukee, Wisconsin
February ___, 2002

                                     Annex A

                          INVESTMENT ADVISORY AGREEMENT

                          INVESTMENT ADVISORY AGREEMENT

         This Investment Advisory Agreement (this "Agreement") is made as of the 28th day of February, 2002, between the Inland Mutual Fund Trust (f/k/a The Jefferson Fund Group Trust), a Delaware business trust (the "Trust"), and Inland Investment Advisors, Inc., an Illinois corporation, (the "Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Trust desires to retain the Adviser, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as the investment adviser for the Inland Real Estate Income and Growth Fund, the sole portfolio of the Trust (the "Fund").

         NOW, THEREFORE, the Trust and the Adviser do mutually promise and agree as follows:

         1. Employment. The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

         2. Authority of the Adviser. The Adviser shall supervise and manage the investment portfolio of the Fund, and, subject to such policies as the trustees of the Trust may determine for the Fund, direct the purchase and sale of investment securities in the day to day management of the Fund. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. However, one or more shareholders, officers, directors or employees of the Adviser may serve as trustees and/or officers of the Trust, but without compensation or reimbursement of expenses for such services from the Trust. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Certificate of Trust or Trust Instrument, dated January 20, 1995, or any applicable statute or regulation, or to relieve or deprive the trustees of the Trust of their responsibility for, and control of, the affairs of the Trust or the Fund.

         3. Expenses. The Adviser, at its own expense and without reimbursement from the Fund, shall furnish office space, and all necessary office facilities, equipment and executive personnel for managing the investments of the Fund. The Adviser shall pay the salaries and fees of all officers and trustees of the Trust affiliated with the Adviser. Fees paid for attendance at meetings of the Trust's trustees to trustees of the Trust who are not interested persons of the Adviser, as defined in the Act, shall be borne by the Trust. The Fund shall bear all other expenses initially incurred by it. The expenses of the Trust's operations borne by the Trust include by way of illustration and not limitation, the costs of preparing and printing its registration statements required under the Securities Act of 1933, as amended, and the Act (and amendments thereto), the expense of registering its shares with the Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, trustee and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements, interest charges, taxes, legal expenses, salaries of administrative and clerical personnel, association membership dues, auditing and accounting services, insurance premiums, brokerage and other expenses connected with the execution of portfolio securities transactions, fees and expenses of the custodian of the Fund's assets, expenses of calculating the net asset value and repurchasing and redeeming shares, charges and expenses of dividend disbursing agents, registrars and stock transfer agents and the cost of keeping all necessary shareholder records and accounts.

         4. Compensation of the Adviser. As of March 1, 2002, the Fund shall pay to the Adviser an advisory fee, paid monthly, at a rate equal on an annual basis to 1.00% of the Fund's average net asset value. For the period that commenced on November 1, 2001 and is ending on the date hereof, the Fund shall pay to the Adviser an advisory fee, paid monthly, at a rate equal on an annual basis to 0.50% of the Fund's average net asset value. For any month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the average net asset value of the business days during which it is so in effect. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation and/or assume expenses for the Fund (including organization costs); provided, however, that in the event that the Adviser reduces its compensation and/or assumes expenses, the Adviser shall be entitled to recoup such amounts for a period of up to three (3) years from the date such amount was reduced or assumed.

         5. Ownership of Shares of the Fund. Except in connection with the initial capitalization of the Fund, the Adviser shall not take, and shall not permit any of its shareholders, officers, directors or employees to take, a long or short position in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the same price as that available to the public at the time of purchase.

         6. Exclusivity. The services of the Adviser to the Trust hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby.

         7. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or the Trust or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

         8. Brokerage Commissions. The Adviser may cause the Fund to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the Adviser, a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act).

         9. Amendments. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the trustees of the Trust in the manner required by the Act, and, if required by the Act, by the vote of the majority of the outstanding voting securities of the Fund, as defined in the Act.

         10. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by the trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund (as defined in the Act) upon giving sixty (60) days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon the giving of sixty (60) days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for two (2) years from the date hereof and indefinitely thereafter, but only so long as the continuance after such two (2) year period is specifically approved annually by (i) the trustees of the Trust or by the vote of the majority of the outstanding voting securities of the Fund (as defined in the Act) and (ii) the trustees of the Trust in the manner required by the Act, provided that any such approval may be made effective not more than sixty (60) calendar days thereafter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

                                              INLAND INVESTMENT ADVISORS, INC.


                                              By:   Roberta S. Matlin

                                              ----------------------------------
                                              Its:   President


                                              THE JEFFERSON FUND GROUP TRUST


                                              By:   Byron K. Crowe

                                              ----------------------------------
                                              Its:    President

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        OF THE JEFFERSON FUND GROUP TRUST

       The undersigned constitutes and appoints Richard Imperiale and Byron K. Crowe, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of The Jefferson Fund Group Trust, which has one portfolio, the Jefferson REIT Fund, on Thursday, February 28, 2002, at 10:00 a.m. (Central Standard Time), at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any adjournments or postponements thereof, all shares of stock of the Jefferson REIT Fund that the undersigned is entitled to vote as follows:

                                               FOR        AGAINST       ABSTAIN
1.       To approve the new
         investment advisory agreement.        |_|          |_|            |_|

2.       To approve the change in
         fundamental investment                |_|          |_|            |_|
         restrictions.

In their discretion upon such other business as may properly come before the meeting.

                                                This proxy will be voted as
                                                specified. If no specification
                                                is made, this proxy will be
                                                voted for each proposal. The
                                                signature on this proxy should
                                                correspond exactly with the name
                                                of the shareholder as it appears
                                                on the proxy. If stock is issued
                                                in the name of two or more
                                                persons, each should sign the
                                                proxy. If a proxy is signed by
                                                an administrator, trustee,
                                                guardian, attorney or other
                                                fiduciary, please indicate full
                                                title as such.


                                                Dated ____________________, 2002


                                                Signed__________________________

                                                Signed__________________________

This proxy is solicited on behalf of
the trustees of The Jefferson Fund Group Trust

|_|   Please check here if you will be attending the meeting.